UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012 (January 3, 2012)

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35148	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 NW Northrup Street, Suite 700, Portland, Oregon		97209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 226-3440

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on November 7, 2011, McCormick & Schmick’s Seafood Restaurants, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Landry’s, Inc., a Delaware corporation (“Landry’s”), and Landry’s MSA Co., Inc., a Delaware corporation and wholly-owned subsidiary of Landry’s (“Acquisition Sub”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Acquisition Sub commenced a tender offer (the “Offer”) on November 22, 2011 to acquire all of the outstanding shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), at a purchase price of $8.75 per share, net to the holder in cash (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 22, 2011, and the related Letter of Transmittal, each as amended or supplemented from time to time.

On January 3, 2012, Landry’s announced the completion of the Offer. The offering period of the Offer expired at 5:00 p.m., New York City time, on December 30, 2011.  According to Computershare Inc., the depositary for the Offer, 13,090,660 Shares were validly tendered and not withdrawn (not including 562,533 Shares tendered pursuant to notices of guaranteed delivery).  On January 3, 2012, Acquisition Sub accepted for payment all Shares that were validly tendered and not withdrawn, and payment for such Shares was made, in accordance with the terms of the Offer.  On January 3, 2012, Acquisition Sub also exercised its Top-Up (as described below), pursuant to which the Company issued Shares to Acquisition Sub, at a price per Share equal to the Offer Price, in an amount sufficient to ensure that Acquisition Sub and the Company could effect a short-form merger under applicable Delaware law without stockholder approval.

In accordance with the terms of the Merger Agreement, on January 3, 2012, Acquisition Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Landry’s.

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Credit Facility

Upon consummation of the Merger and by virtue of the Company becoming a wholly-owned subsidiary of Landry’s, the Company and each of its subsidiaries have entered into a Security Agreement, Guaranty, Intercompany Subordination Agreement, Acknowledgement to an Intercreditor Agreement and certain other instruments (collectively, the “Credit Documents”) to secure and assure payment and performance of the obligations of Landry’s under its Third Amended and Restated Credit Agreement by and among Landry’s, Inc., as Borrower, Wells Fargo Capital Finance, LLC, as the Administrative Agent (“Agent”), Wells Fargo Capital Finance, LLC and Jefferies Finance LLC, as Co-Lead Arrangers, Co-Bookrunners, and as Co-Syndication Agents, and the lenders party thereto, pursuant to which the lenders have provided Landry’s with a revolving credit line and term loans comprised of:

■ a four-year $100.0 million senior secured revolving credit facility, and

■ a four-year $237.0 million senior secured term loan facility, which includes $50.0 million in principal amount of incremental term loans (the “Additional Term Loan”) incurred in connection with the acquisition of the Company described above.

The senior secured credit facility and Credit Documents contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and consolidations, prepayments of subordinated indebtedness, liens and dividends and other distributions. The senior secured credit facility and Credit Documents also include customary events of default.

The description of the senior secured credit facility contained in the Offer to Purchase filed as exhibit (a)(1)(A) to the Schedule TO filed by Landry’s, Inc. with the Securities and Exchange Commission on November 22, 2011 is incorporated by reference.

11 5/8% Senior Secured Notes due 2015

Upon consummation of the Merger and by virtue of the Company becoming a wholly-owned subsidiary of Landry’s, the Company and each of its subsidiaries have also entered into a supplemental indenture with Landry’s, certain subsidiaries of Landry’s, and the Wilmington Trust, National Association (formerly known as Wilmington Trust FSB) (“Trustee”) as successor to Deutsche Bank Trust Company Americas, and Deutsche Bank Trust Company Americas, a New York banking corporation (“Collateral Agent”) under the Indenture (defined below), pursuant to which the Company and each of its subsidiaries has become a guarantor under that certain Indenture dated as of November 20, 2009 (as amended and supplemented from time to time) by and among Landry’s, as issuer, the Trustee , and the Collateral Agent, pursuant to which Landry’s has issued $655,500,000 of aggregate principal amount of its 11⅝ % senior secured  notes due 2015 (“Notes”), of which $115.0 million aggregate principal amount was issued to fund the acquisition of the Company described above (the “Additional Notes Offering”).

The Indenture under which the Notes have been issued contains customary covenants that will limit the ability of Landry’s and the Guarantors (including the Company and each of its subsidiaries) to, among other things: incur or guarantee additional indebtedness or issue disqualified capital stock; transfer or sell assets; pay dividends or distributions, or redeem subordinated indebtedness; create or incur liens; incur dividend or other payment restrictions affecting certain subsidiaries; consummate a merger, consolidation or sale of all or substantially all of its assets; and take or omit to take any actions that would adversely affect or impair in any material respect the collateral securing the Notes.

The description of the Indenture contained in the Offer to Purchase filed as exhibit (a)(1)(A) to the Schedule TO filed by Landry’s, Inc. with the Securities and Exchange Commission on November 22, 2011 is incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger, on January 3, 2012, the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under that certain Amended and Restated Revolving Credit Agreement (the “Prior Credit Agreement”), as amended, by and among McCormick & Schmick Acquisition Corp. and The Boathouse Restaurants of Canada, Inc., as Borrowers, Bank of America, N.A. as Administrative Agent, and Bank of America, N.A. and Wells Fargo Bank, N.A., as the lenders, and terminated the Prior Credit Agreement.  No penalties were due in connection with such repayments.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the NASDAQ Stock Market (“NASDAQ”) on January 3, 2012 that each Share (other than shares of Company Common Stock owned by Landry’s, Acquisition Sub or the Company and shares held by any holder who is entitled to and has properly demanded appraisal of such shares under Delaware law) was automatically converted into the right to receive $8.75 per Share in cash, without interest.  On January 3, 2012, NASDAQ filed with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration Under Section 12(b) on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, and trading of the Company Common Stock on NASDAQ was suspended as of the opening of trading on January 4, 2012.

The Company intends to file with the SEC a certification on Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02	Unregistered Sale of Equity Securities.

In order to complete the Merger, on January 3, 2012, pursuant to Section 2.3 of the Merger Agreement, Acquisition Sub exercised its top-up option (the “Top-Up”) to purchase Shares, and the Company issued 3,099,107 Shares (the “Top-Up Shares”) to Acquisition Sub, at a price per Share equal to the Offer Price.  Acquisition Sub paid for the Top-Up Shares by delivery of cash and a promissory note to the Company.  The Top-Up Shares, when added to the number of Shares directly or indirectly owned by Landry’s and Acquisition Sub at the time of exercise of the Top-Up, represented an amount sufficient to ensure that Acquisition Sub and the Company could effect a short-form merger under applicable Delaware law. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the Merger, each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by Landry’s, Acquisition Sub, the Company or by stockholders who have validly exercised their appraisal rights under Delaware law, was converted into the right to receive cash in an amount equal to the Offer Price.

Item 5.01.	Changes in Control of Registrant.

As a result of the acceptance of Shares in the Offer on January 3, 2012, a change of control of the Company occurred.  Upon the effectiveness of the Merger, the Company became a wholly-owned subsidiary of Landry’s. The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference. The total consideration for all of the outstanding Shares, restricted stock and options in connection with the change of control transaction was approximately $131.6 million. The source of such funds was proceeds from the Additional Notes Offering, Additional Term Loan and cash from the Company’s balance sheet.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, all the directors of the Company prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the effective time of the Merger on January 3, 2012. Pursuant to the terms of the Merger Agreement, on January 3, 2012, the directors of Acquisition Sub immediately prior to the effective time of the Merger, which consisted of Tilman J. Fertitta, Steven L. Scheinthal and Richard H. Liem, became the directors of the Company following the Merger.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation and the bylaws of the Company were amended and restated in accordance with the terms of the Merger Agreement, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 to this report, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On January 3, 2012, Landry’s issued a press release regarding the closing of the Merger.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

99.1
Press Release dated January 3, 2012 (incorporated by reference to Exhibit (a)(5)(F) to Amendment No. 3 to Schedule TO filed by Landry’s, Inc. with the Securities and Exchange Commission on January 3, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 4, 2012

MCCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

By:	/s/ Steven L. Scheinthal
	Name:	Steven L. Scheinthal
	Title:	V.P.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

99.1
Press Release dated January 3, 2012 (incorporated by reference to Exhibit (a)(5)(F) to Amendment No. 3 to Schedule TO filed by Landry’s, Inc. with the Securities and Exchange Commission on January 3, 2012).